UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):    December 7, 2017

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number

1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c)     On December 7, 2017, the Board of Directors (the “Board”) of Alliant Energy Corporation (“AEC”) appointed John O. Larsen, 54, as President of AEC effective January 1, 2018. Mr. Larsen has served as Senior Vice President of AEC since February 2014. He previously served as Senior Vice President-Generation since January 2010. Mr. Larsen joined AEC in 1987 and has held various positions at AEC and its utility subsidiaries in the areas of generation, energy delivery and engineering.

Effective January 1, 2018, Patricia L. Kampling will remain Chief Executive Officer and Chairman of the Board.

As a result of Mr. Larsen becoming President of AEC, effective as of January 1, 2018, his base salary will increase to $550,000, his target percentage under the Company’s 2018 Executive Performance Pay Plan will increase to 70% of base salary, and his long-term incentive target percentage for performance-based equity awards made in 2018 will increase to 125% of base salary. No other changes were made to Mr. Larsen’s compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
Date: December 11, 2017	By:/s/ James H. Gallegos
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary

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